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EXHIBIT 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Globix Corporation of our report dated March 23, 2004 relating to the consolidated financial statements of Neon Communications, Inc. and subsidiaries as of December 31, 2003 and the years ended December 31, 2003 and 2002, which is included in Form 8-K/A dated May 20, 2005.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP

Boston, Massachusetts
May 19, 2005